                                                                    EXHIBIT 31.2

                                 CERTIFICATIONS

I, Julia P. Gregory, certify that:

      1. I have reviewed this annual report on Form 10-K, as amended, of Lexicon Genetics Incorporated; and

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 16, 2004

                                          /s/ Julia P. Gregory
                                          -------------------------------------
                                          Julia P. Gregory
                                          Executive Vice President,
                                          Corporate Development and Chief
                                          Financial Officer